EXHIBIT 10.20

Current account affiliated company

between

Varuna AG, Baar
(hereafter referred to as Varuna)

and

DWM Petroleum AG, Baar
(hereafter referred to as DWM)

I. PREAMBLE

A current account-based loan exists between Varuna and DWM, with the possibility of an alternating obligation.

Il. PAYING OUT / PAYING lN

Withdrawals and deposits by Varuna are debited tram or credited to the current account on a continual basis. Further claims by Varuna or DWM against the other party to the contract are also debited tram or credited to the current account on a continual basis.

III. LIMITS

CHF 1,000,000 on both sides.

IV. INTEREST / REPAYMENT OBLIGATION

1. Interest
a. The current account interest is laid down once a year, each year, taking into account the underlying tax conditions laid down by the Swiss tax authorities.

2. Repayment obligation
a. For the time being, there is no specified repayment obligation.

V. SURETIES

1. None

VI. TERM OF THE CONTRACT

1. None

VII. APPLICABLE LAW AND COURT OF JURISDICTION

The legal relationship is subject to Swiss law. The court of jurisdiction and place of fulfillment of the contract is that of the head office of DWM.

Date, place 05/09/2005, Horgen

Varuna AG                                                                                                DWM Petroleum AG

/s/ Varuna AG                                                                                                /s/ DWM Petroleum AG